                                                                      Exhibit 23



                         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Aon Corporation described in the following table of our report dated February 12, 2002 (except for Note 1, as to which the date is August 14, 2002), with respect to the consolidated financial statements and schedules (as restated) of Aon Corporation included in this Annual Report (Form 10-K/A) for the year ended December 31, 2001.

         Registration Statement
         ----------------------
         Form          Number                               Purpose
         ----         --------                              -------
         S-8          33-27984          Pertaining to Aon's savings plan

         S-8          33-42575          Pertaining to Aon's stock award plan and stock option plan

         S-8          33-59037          Pertaining to Aon's stock award plan and stock option plan

         S-4          333-21237         Offer to exchange Capital Securities of Aon Capital A

         S-3          333-50607         Pertaining to the registration  of 369,000 shares of common stock

         S-8          333-55773         Pertaining to Aon's stock award plan, stock option plan,
                                           and employee stock purchase plan

         S-3          333-78723         Pertaining to the registration of debt securities,
                                           preferred stock and common stock

         S-3          333-49300         Pertaining to the registration of 3,864,824 shares of
                                           common stock

         S-4          333-57706         Pertaining to the registration of up to 3,852,184 shares of common stock

         S-3          333-65624         Pertaining to the registration of 2,000,000 shares of
                                           common stock

         S-3          333-74364         Pertaining to the registration of debt securities,
                                           preferred stock, common stock, share purchase contracts,
                                           and share purchase units


                                                       ERNST & YOUNG LLP


Chicago, Illinois
September 20, 2002